Consent of Independent Accountants


We hereby consent to the use in this Amendment No. 1 to Registration Statement No. 333- 90867, on Form SB-2 and the Prospectus contained therein, of our report dated September 10, 1999, and for the matters described in Notes 1, 6 and 8, as to which the date is December 17, 1999, relating to the financial statements of eAcceleration Corp. which appears in such Prospectus. We also consent to the reference to us under the heading experts, in such Prospectus.


/s/McKennon, Wilson & Morgan LLP
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Irvine, California
February 14, 2000